Calculation of Filing Fee Tables
S-8
Hudbay Minerals Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value per share	Other	2,000,000	$ 21.45	$ 42,900,000.00	0.0001381	$ 5,924.49
Total Offering Amounts:						$ 42,900,000.00		$ 5,924.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,924.49
Offering Note
[1]	Note 1.a - The Registration Statement on Form S-8 (this "Registration Statement") to which this exhibit relates registers under the Securities Act of 1933, as amended (the "Securities Act"), 2,000,000 common shares, no par value per share (the "Common Shares"), of Hudbay Minerals Inc. (the "Registrant"), offered under the Hudbay Minerals Inc. 2026 Employee Share Purchase Plan. Pursuant to Rule 416(a) under the Securities Act, the Registration Statement to which this exhibit relates also covers any additional Common Shares that become issuable with respect to the securities identified in the above table by reason of any stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration and that, in each case, increase the number of outstanding shares of Common Shares. Note 1.b - The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee calculated in accordance with Rules 457(c) and 457(h) of the Securities Act. The aggregate offering price is the average of the high and low prices of the Registrant's Common Shares as reported on the New York Stock Exchange on July 28, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources